UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 20, 2012

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03   MODIFICATION OF A DIRECT FINANCIAL OBLIGATION

    Effective December 20, 2012, Global Casinos, Inc., a Utah corporation (the “Company”) executed and delivered Amendment No. 2 to Loan Participation Agreement dated December 30, 2009 (the “Agreement”) by and among the Company, the Company’s wholly-owned subsidiary and a Director of the Company modifying certain terms of the Loan Participation Agreement, as previously amended.   A copy of the Agreement is filed herewith as Exhibit 10.1.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title

10.1	Amendment No. 2 to Loan Participation Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: December 20, 2012	_/s/ Clifford L. Neuman____ Clifford L. Neuman, President